                                                                    EXHIBIT 10.2

December 21, 1998

Mr. Robert Anderson
Vice President, Proprietary Products
Wal*Mart Stores, Inc.
702 SW 8th Street
Bentonville, Arkansas
72716-0139

Dear Bob:

SUBJECT:    SUPPLY CONTRACT

This is our agreement (the "Agreement") concerning the supply of Products by Cott to Wal*Mart.

1. TERM - The term of this Agreement shall be perpetual or until terminated by mutual agreement of the parties or otherwise in accordance with the provisions of this Agreement ("Term").

2. SCOPE -

      (a) Cott will, throughout the Term, be the supplier of Products to Wal*Mart, but Wal*Mart shall, subject to the terms and conditions of this Agreement, have the right to source Products from other suppliers (provided that Wal*Mart shall not produce any of the Products for itself). Subject to what is otherwise agreed by the parties from time to time regarding forecasting and purchase order lead times, Cott will supply Products as and when ordered by Wal*Mart. Some of the Soft Drinks are produced from Wal*Mart Controlled Concentrates, and the balance of the Soft Drinks are produced from concentrates supplied by Cott. However, if Wal*Mart issues a termination notice pursuant to clause 6(d) below, its new supplier shall (to the extent that Wal*Mart is entitled to transfer portions of its requirements for production of Products during the Notice Period, as hereinafter defined) not be entitled to utilize Cott supplied concentrates.

      (b) Except to the extent that any stores when acquired by Wal*Mart are contractually obligated to purchase Soft Drinks from other suppliers, if Wal*Mart wishes to introduce a new Soft drink flavor or to change a Soft Drink flavor being produced by Cott, Wal*Mart may do so and have such Soft Drink produced by another manufacturer for the Program, so long as Wal*Mart shall have first given Cott 30 days from receipt of written notice from Wal*Mart to formulate a flavor, together with service, pricing and product quality, acceptable to Wal*Mart, acting reasonably and in good faith (it being acknowledged and agreed by Wal*Mart that service, pricing and product quality which is consistent with that of the other equivalent Products then being supplied by Cott under this Agreement shall be deemed to be acceptable to Wal*Mart). If Cott is able to do so, Cott shall provide such Soft Drinks to Wal*Mart in accordance with this Agreement. If Cott is unable to do so, Wal*Mart shall be free to engage a third party to provide such Soft Drinks for the Program.


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
      (c) Cott may supply Soft Drinks or other products to competitors of Wal*Mart, including under other retailer brands. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] Cott will not supply any colas or clear sparkling flavored waters with the same specifications and flavors as the Products to any other customers in the USA ("Cott's Exclusivity Obligation"). All intellectual property rights in all concentrates and formulations used by Cott in the production of the Products are and shall remain the sole property of Cott.

      (d) Cott will provide Wal*Mart with a letter from [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] by which [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] will agree to provide [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+].

3. PRICING; TERMS; FORMATS -

      (a) Pricing throughout the Term will be as agreed by Cott and Wal*Mart from time to time.

      (b) Prices are exclusive of Levies and Wal*Mart shall continue to be responsible for, and shall pay, those Levies for which it is currently responsible as well as any future Levies which are imposed on it by any applicable authority or which are ultimately recoverable from consumers.

4. THIRD PARTY MANUFACTURING OPTION -

      (a) If Wal*Mart does not accept (i) a [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] proposed by Cott at any time during the Term, or (ii) [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] at any time during the Term, Wal*Mart will notify Cott that it wishes [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]. Wal*Mart shall be deemed to have accepted any [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] to which it does not object in writing within 30 days of being notified of the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] and, in the absence of a [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] being proposed by Cott, Wal*Mart may not notify Cott pursuant to clause 4(a)(ii) above more frequently than once in any 12 month period.

      (b) If Wal*Mart notifies Cott in accordance with either of clauses 4(a)(i) or 4(a)(ii), [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] will be asked to provide Wal*Mart with [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] to cover the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] and [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] (other than [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]), plus the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]. If (i) the overall [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] proposed by the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] selected by Wal*Mart to [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+], after taking into account all relevant terms (and excluding the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]), is [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+], and (ii) the [CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED+] is able to [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+], then Cott will (unless it [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] 90 days after Wal*Mart notifies Cott of [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]) use such [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] as its [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] on terms and conditions for forecasting, ordering, supply and payment which are reasonably acceptable to all parties.

      (c) If pursuant to clause 4(b) Cott engages a [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] as its [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+], Cott will continue to use its [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] for the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] of the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+], and will adjust its [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] accordingly to reflect the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] of [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] and [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] and [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] charged by [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]. The price payable to Cott for [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] will be $[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] /12 oz. equivalent case (subject to changes in [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] from time to time).

5. INTELLECTUAL PROPERTY - Wal*Mart will indemnify, defend and hold harmless Cott from and against all claims, damages and costs (including reasonable attorneys' fees), to the extent they result from any action alleging that Wal*Mart's trademarks or trade dress used in connection with the Program infringe such party's rights.

6. DEFAULT; TERMINATION -

      (a) If either party commits a Material Breach of this Agreement which is not rectified within 30 days after receipt of notice of the Material Breach, or if the Material Breach is not capable of being rectified within such 30 day period, if steps to rectify the Material Breach are not commenced within the 30 day period and thereafter pursued to completion within an additional 30 day period: (i) the other party may terminate this Agreement (without prejudice to its other rights and remedies that may be available under this Agreement and under applicable law), or (ii) in the case of a Material Breach by Cott, Wal*Mart may by notice to Cott trigger the Third Party Manufacturing Option.

      (b) Notwithstanding anything to the contrary contained in this Agreement, Cott is not obligated to provide any [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] to Wal*Mart (or to any [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] for the [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] of [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+]), other than pursuant to the Third Party Manufacturing Option, and Wal*Mart shall not use any concentrates supplied by Cott (nor allow them to be used) for [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] except pursuant to the Third Party Manufacturing Option.

      (c) If this Agreement is terminated by Cott pursuant to clause 6(a), Wal*Mart shall reimburse Cott, for the Termination Costs.

      (d) In addition to its rights under Section 6(a) above, Wal*Mart may terminate this Agreement at any time so long as it gives Cott [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] years prior written notice (the "Notice Period") of its intention to terminate. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] At the end of the Notice Period Wal*Mart shall reimburse Cott for the Termination Costs. It is understood and agreed that Cott's obligations with respect to the Third Party Manufacturing Option shall be of no further force or effect upon the issuance by Wal*Mart of the termination notice pursuant to this clause 6(d). Finally, Wal*Mart agrees that if it exercises its termination right pursuant to this clause 6(d) Cott will (i) not be required to produce any Products for Wal*Mart during the Notice Period using concentrates other than those used by Cott prior to the issuance by Wal*Mart of the termination notice and (ii) be relieved of Cott's Exclusivity Obligation 1.5 years after the issuance by Wal*Mart of the termination notice pursuant to this clause 6(d).

7. FORCE MAJEURE -

      (a) The performance by each party of its obligations shall be excused for so long as and to the extent that such performance is prevented, hindered or delayed by Force Majeure.

      (b) If Cott is unable to supply Products either directly or through others due to Force Majeure, Wal*Mart may trigger the Third Party Manufacturing Option for the period of the Force Majeure (and Cott agrees to reimburse Wal*Mart for any reasonable additional costs incurred by Wal*Mart to obtain such supplies of Products during such period of Force Majeure).

8.    GENERAL -

      (a) This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors and assigns. Wal*Mart acknowledges and agrees that Cott may have any of the Soft Drinks produced by third party co-packers.

      (b) This Agreement, together with the Wal*Mart Vendor Agreement in effect from time to time as agreed by the parties (which covers payment terms, insurance and indemnification provisions), constitutes the entire agreement between the parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms of this Agreement and the Wal*Mart Vendor Agreement or any Wal*Mart purchase order, the terms of this Agreement shall take precedence. This Agreement may only be amended by a writing signed by both parties.

      (c) This Agreement is governed by and construed in accordance with the laws of the State of Arkansas, without regard to the internal law of the State of Arkansas regarding conflicts of laws. The parties mutually (i) consent and submit to the jurisdiction of the federal and state courts for Benton County, Arkansas, and agree that any action, suit or proceeding concerning this Agreement shall be brought only in federal or state courts for Benton County, Arkansas and (ii) acknowledge and agree that they will not raise, in connection with any such suits, actions or proceedings brought in any federal or state court for Benton County, Arkansas, any defense or objection based upon lack of personal jurisdiction, improper venue, inconvenience of forum.


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
Each party shall bear its own costs in connection with any litigation, including without limitation, its attorneys fees, without regard to the party that is the prevailing party. The parties acknowledge that they have read and understand the provisions of this paragraph and agree willingly with its terms.

9. NOTICES - Any notices pursuant to this Agreement shall be given in writing and sent by recognized national overnight courier for next business day delivery or by pre-paid registered or certified mail, return receipt requested to the addresses specified below (or to such other address of which notice is given). Notices shall be deemed to have been received on the third business day after the date of mailing or the next business day if sent by courier:

If to Wal*Mart, at:                             If to Cott, at:
------------------                              --------------
Wal *Mart Stores, Inc.                          Cott Beverages USA, Inc.
702 SW 8th Street                               1011 NW J Street, Suite D
Bentonville, Arkansas 72716-0139                Bentonville, Arkansas 72712

Attention:  VP, Private Brands (Food)           Attention: VP/GM, Wal*Mart Team

                                                with a copy to:
                                                Cott - Legal Department
                                                800 - 207 Queen's Quay West
                                                Toronto, Ontario, Canada M5J 1A7

If the foregoing is in accordance with your understanding, please sign and date the enclosed copy of this letter and return it to the undersigned within 2 weeks, whereupon this letter agreement shall constitute a binding agreement between us in accordance with its terms.

Sincerely,

COTT BEVERAGES USA, INC.

BY:   /S/ FRANK E. WEISE, III
---------------------------------
NAME: Frank E. Weise, III
TITLE:   Chief Executive Officer
Authorized Signing Officer

Acknowledged and agreed to by:

WAL*MART STORES, INC.

BY:   /S/ ROBERT A. ANDERSON                      DATE:  12/22/98
   ---------------------------                           --------
NAME:  ROBERT A. ANDERSON
TITLE: VP Private Brands
Authorized Signing Officer


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                                    GLOSSARY

"Cott" means Cott Beverages USA, Inc.

"Force Majeure" means any cause(s) beyond a party's reasonable control, which cannot be overcome by reasonable diligence, including without limitation, war, labor disputes, civil disorders, governmental acts, epidemics, quarantines, embargoes, fires, earthquakes, storms, or acts of God. Force Majeure shall not operate so as to enable Wal*Mart to delay making any payments which it is otherwise obligated to make under this Agreement.

"Levies" means any and all present and future taxes, deposits and environmental and recycling levies and charges (including without limitation the California CRV and PRCC) which are imposed or charged in connection with the production, sale and/or recycling of soft drinks or soft drink packaging.

"Material Breach" means (a) Cott's failure to procure the concentrates for the Products in accordance with the agreed Product specifications; (b) Cott's failure to maintain in stock service levels of at least 95% on average over any three (3) calendar month period (i.e. February through April; May through July; August through October; or November through January) of any year; (c) valid damage claims caused by Cott which average more than 1% of total gross sales over any three (3) calendar month period (i.e. February through April; May through July; August through October; or November through January) of any year;
(d) valid product quality issues of a material nature caused by Cott in contents, containers, packaging or otherwise, average more than 1% of shipments over any three (3 ) calendar month period (i.e. February through April; May through July; August through October; or November through January) of any year, as identified by Wal*Mart quality assurance labs acting reasonably and in good faith; and/or (e) a failure of either party to perform a material provision of this Agreement, other than those provisions which are addressed in paragraphs
(a) through (d) of this definition.

"Product" means Soft Drinks which are intended for the Program.

"Program" means any retailer brand soft drink program operated by Wal*Mart in its present and future USA stores, other than Sam's Clubs stores.

"Soft Drinks" means all non-alcoholic carbonated beverages and includes, without limitation, clear sparkling flavored water beverages.

"Termination Costs" means the costs incurred by Cott for any unused raw and packaging materials and full goods inventories intended to be used by or for Wal*Mart, whether in the possession of Cott, its suppliers, co-packers or otherwise, existing at the effective date of termination, up to a maximum of three (3) months worth, in the case of raw and packaging materials, and three
(3) months worth, in the case of finished goods. The three (3) month ceiling will be calculated on the basis of the average monthly case sales by Cott to Wal*Mart over the immediately preceding twelve (12) month period for each of the Products.


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"Third Party Manufacturing Option" means the procedure described in clause 4 of the Agreement.

"Wal*Mart" means Wal*Mart Stores, Inc.

"Wal*Mart Controlled Concentrates" means concentrates used to produce those Products which are identified with an asterisk on Exhibit "A".

                                   EXHIBIT "A"

Product [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED+] supplied by Cott to
Wal*Mart


CARBONATED SOFT DRINKS               NEW AGE BEVERAGES
----------------------               -----------------
Cola+                                Black Cherry+
Diet Cola+                           White Grape+
CF Diet Cola+                        Kiwi Strawberry+
Dr Thunder+                          Peach+
Diet Dr Thunder+                     Raspberry+
Twist Up+                            Strawberry+
Diet Twist Up+                       Tropical+
Root Beer+                           Cranberry+
Mountain Lightning+                  Key Lime+
Grape*                               Strawberry Banana+
Raspberry*                           Mango Peach+
Grapefruit*                          Blackberry Apple+
Orange*


*Indicates Wal*Mart Controlled Concentrates

+[INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.]


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